Exhibit 15.1

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

LOGITECH INTERNATIONAL S.A.

(as amended October 12, 2004)

PURPOSE:

The purpose of the Audit Committee of the Board of Directors of Logitech International S.A. (the “Company”) shall be:

•	to oversee the accounting and financial reporting processes of the Company;

•	to assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, and (ii) the independent auditors and their activities with respect to audits of the Company’s financial statements;

•	to oversee the Company’s internal audit function;

•	to provide the Company’s Board of Directors with the results of its monitoring and recommendations derived therefrom; and

•	to provide the Board of Directors such additional information and materials as necessary to make the Board aware of significant financial matters that require its attention.

The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors. The members will meet the following criteria:

1.	Each member will be an independent director, in accordance with (i) the Swiss Code of Best Practice for Corporate Governance, (ii) the Nasdaq National Market Audit Committee requirements, and (iii) the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”);

2.	Each member, for the period three years prior to and for the duration of his or her appointment, will not have been a member of management, will not have had significant business relationships with the Company, and will not have participated in the preparation of the financial statements of the Company;

3.	Each member will meet the Audit Committee financial literacy requirements of the Nasdaq National Market;

4.	At least one member will have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience such as a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities; and

5.	At least one member of the Audit Committee will be an “Audit Committee Financial Expert”, as designated annually by the full Board.

RESPONSIBILITIES:

The responsibilities of the Audit Committee shall include:

•	Providing oversight and monitoring of the internal audit function including reviewing the scope of work to be performed, and reviewing recommendations made and progress of implementation.

•	Reviewing on a continuing basis with management and the independent auditors the adequacy and effectiveness of the Company’s system of internal control over financial reporting;

•	Reviewing before release management’s disclosures regarding internal controls over financial reporting required by SEC rules. Reviewing before release the independent auditors attestation related to management’s assessment of the Company’s internal control over financial reporting;

•	Pre-approving audit and non-audit services provided to the Company by the independent auditors.

•	Overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting). The independent auditors shall report directly to the Audit Committee;

•	Recommending the hiring and firing of the independent auditors, and approving their audit engagement fees and terms.

•	Reviewing the independent auditors’ proposed audit scope, approach and independence;

•	Requesting on a periodic basis from the independent auditors a written statement delineating all relationships between the auditors and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact their objectivity and independence, presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 6-K, using professional standards for conducting such reviews;

•	Discussing with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61;

•	Reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements, including reports related to critical accounting policies and procedures used by the Company and the alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors;

•	Reviewing with management and the independent auditors, before submission to the Board of Directors, the audited financial statements and Management’s Discussion and Analysis (or equivalent disclosure) in the Company’s Annual Report on Form 20-F;

•	Reviewing with management and the independent auditors, before release, the unaudited financial statements included in quarterly earnings releases;

•	If required, providing a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(d) (3) of Schedule 14A;

•	Overseeing compliance with the requirements of the SWX Swiss Exchange and SEC related to disclosure of the auditor’s services and fees, audit committee members and qualifications in the Company’s periodic public disclosures;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors; in this regard the Audit Committee shall have sole authority to approve related fees and retention terms;

•	Reviewing and approving in advance any proposed related party transactions (as set out in the relevant Nasdaq National Marker requirements);

•	Reviewing, at least on an annual basis, the Audit Committee’s own structure, processes and membership requirements, including reviewing the adequacy of this Charter;

•	Discussing with the independent auditors any significant matters regarding internal controls over financial reporting that have come to their attention during the conduct of their audit;

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

The Audit Committee will meet quarterly, and more frequently if necessary. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the independent auditors as well as members of the Company’s management as it deems appropriate in order to review the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(d) (3) of Schedule 14A if required, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee’s charter.

COMPENSATION:

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate the authority to pre-approve audit and permissible non-audit services: (i) by establishing pre-approval policies and procedures that are detailed as to the particular service and do not result in a delegation of the Audit Committee’s responsibilities to management or (ii) by delegating to one or more designated members of the Audit Committee the authority to pre-approve such services, provided that the Audit Committee is informed of each service approved pursuant to (i) or (ii) at its next scheduled meetings.